                                  SCHEDULE 14C
                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:


/ /  Preliminary Information Statement       / /  Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14c-5(d)(2))
/X/  Definitive Information Statement

                          ACKERLEY COMMUNICATIONS, INC.
                          -----------------------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

                      COMMON STOCK AND CLASS B COMMON STOCK

(2)  Aggregate number of securities to which transaction applies:

                                   15,582,794

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                       N/A

(4)  Proposed maximum aggregate value of transaction:

                                       N/A

(5)  Total fee paid:

                                     $125.00

     /X/  Fee paid previously with preliminary materials

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

                                       N/A

(2)  Form, Schedule or Registration Statement No.:

                                       N/A
(3)  Filing Party:

                                       N/A
(4)  Date Filed:

                                       N/A

                                 [Ackerley Logo]





Dear Fellow Shareholder:

We are writing to inform you of a dynamic evolution in our strategic marketing plans. Ackerley Communications, Inc. is at an important crossroads in its corporate history. The company is more successful than ever, realizing significant profits for the last few years. It is among the largest media companies in the country, has in its portfolio one of the hottest NBA franchises, and has a strong acquisitions strategy for future growth.

Our business has branched out into other areas of entertainment and we have expanded our management team with fresh ideas and new energy. As the company's business has reached beyond its traditional advertising media to become a diversified advertising and entertainment company, it seems appropriate that the company name be adapted to embrace the new scope of the business. Our Board of Directors, as well as our majority shareholder, have approved changing our company's name and the names of some of our operating subsidiaries and divisions.

This change is, in effect, more of an evolution than a name change. Effective October 1, 1996, we expect that the corporate name will become The Ackerley Group, Inc., retaining the equity of the name Ackerley, while more accurately reflecting the diverse nature of our business. We have also developed names for certain divisions of our principal operating subsidiary, Ackerley Communications Group, Inc. Playing upon the company's stock symbol (AK), the operating subsidiary will be renamed, AK Media Group, Inc. and its outdoor advertising divisions will be renamed AK Media Northwest, AK Media Florida, and AK Media Massachusetts. The company's subsidiary, Ackerley Airport Advertising, Inc., will operate under the trade name, AK Media Airport. The other operating divisions and subsidiaries, including Full House Sports & Entertainment and the radio and television stations, will retain their current names. Enclosed is an Information Statement to Shareholders for your review that discusses in more detail the proposed changes.

In addition to an evolution in the company name, we have adopted a new positioning line of a new focus - OUTSTANDING MEDIA AND ENTERTAINMENT
COMPANIES - which reflects the nature of our business and position in our markets. This positioning line will play a central role in our marketing communications activities, which will serve to promote the name change to our customers and other key audiences. It will also be pivotal as we work to leverage the news into an opportunity to establish a new and powerful corporate position.

Finally, we're pleased to report that our Board of Directors recently approved a two-for-one stock split. In order to effectuate this stock split, the Board of Directors also approved an amendment to the company's Certificate of Incorporation which increases the number of authorized shares of the company's Class B Common Stock. As with the company's name change, this amendment was approved by the company's majority shareholder. The enclosed Information Statement also discusses this amendment to the Certificate of Incorporation and the related stock split.

We're very excited about these plans and look forward to the debut of our new name and corporate logo.



Cordially,




Barry A. Ackerley                       William N. Ackerley
Chairman and CEO                        President and COO

                              INFORMATION STATEMENT
                                       TO
                                  SHAREHOLDERS


GENERAL

     The Board of Directors of Ackerley Communications, Inc., a Delaware corporation (the "Company"), has approved, contingent upon shareholder approval and compliance with applicable laws, amendments of the Company's Third Restated Certificate of Incorporation to effect the following: (i) the change the Company's name to "The Ackerley Group, Inc." (the "First Amendment"), and (ii) the increase of the Company's authorized Class B Common Stock from Six Million Nine Hundred Seventy-Two Thousand Two Hundred Thirty (6,972,230) to Eleven Million Four Hundred Six Thousand Five Hundred Ten (11,406,510) shares (the "Second Amendment"). The Company's principal executive offices are located at 1301 Fifth Avenue, Suite 4000, Seattle, Washington 98101.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CONSENTING SHARES

     FIRST AMENDMENT

     Only those shareholders of record of the Company's voting common stock, par value $.01, including Common Stock and Class B Common Stock, at the close of business on August 15, 1996, are entitled to consent to the adoption of the First Amendment. The number of shares of the voting common stock of the Company outstanding and entitled to consent to the adoption of the Amendment is 9,905,789 shares of Common Stock and 5,677,005 shares of Class B Common Stock.

     SECOND AMENDMENT

     Only those shareholders of record of the Company's voting common stock, par value $.01, including Common Stock and Class B Common Stock, at the close of business on September 20, 1996, are entitled to consent to the adoption of the Second Amendment. The number of shares of the voting common stock of the Company outstanding and entitled to consent to the adoption of the Amendment is 9,905,789 shares of Common Stock and 5,677,005 shares of Class B Common Stock.

SHAREHOLDER APPROVAL

     Barry A. Ackerley, the Company's Chairman and Chief Executive Officer, has executed consents as a shareholder to the adoption of each amendment. As disclosed in the table under "Share Ownership by Directors, Executive Officers and Principal Shareholders" of this Information Statement, Mr. Ackerley exercises voting control over approximately 54.8% of the issued and outstanding shares of the Company's Common

Stock and approximately 99.4% of the issued and outstanding shares of the Company's Class B Common Stock. The Company's receipt of Mr. Ackerley's executed Shareholder's Consents has provided the Company with the requisite shareholder approval of the adoption of both amendments in accordance with the General Corporation Law of the State of Delaware.


                      ITEM 1 - AMENDMENT OF THE COMPANY'S
                   THIRD RESTATED CERTIFICATE OF INCORPORATION

     The General Corporation Law of the State of Delaware provides that amendments to a certificate of incorporation of a Delaware corporation effecting the change of the corporation's name and increasing the corporation's authorized capital must first be approved by the corporation's Board of Directors, then approved by a majority of the issued and outstanding shares held by the corporation's shareholders.

     FIRST AMENDMENT - CHANGE OF COMPANY'S NAME

     By unanimous written consent dated August 10, 1996, the Company's Board of Directors found the change of the Company's name to "The Ackerley Group, Inc." to be advisable, and approved the amendment of Article First of the Company's Third Restated Certificate of Incorporation to read in full as follows:

         FIRST:  The name of the Corporation is The Ackerley Group, Inc.

     Shareholder consent to the adoption of the Amendment will effect only the change of the Company's corporate name. As a practical matter, however, final adoption of the Amendment will allow the Company to proceed with its plan to enhance the marketability of its various businesses. Along with the change of the Company's name, the Company has proposed to change the name of, or to change the assumed names and trade names of, certain of its subsidiary corporations and a subsidiary corporation's divisions. In particular, the Company's subsidiaries will effect the following changes:

     - ACKERLEY COMMUNICATIONS GROUP, INC. Ackerley Communications Group, Inc., the Company's principal operating subsidiary, will change its corporate name to "AK Media Group, Inc." In addition, three of its internal divisions, Ackerley Outdoor Advertising of Florida, Ackerley Outdoor Advertising of Massachusetts, and Ackerley Outdoor Advertising of the Northwest, will be renamed "AK Media Florida," "AK Media Massachusetts," and "AK Media Northwest," respectively. These changes will take effect in coordination with the Company's overall marketing plan.

     - ACKERLEY AIRPORT ADVERTISING, INC. The Company's airport advertising subsidiary, Ackerley Airport Advertising, Inc., will operate under a new trade name, "AK Media Airport." This change will take effect in coordination with the Company's overall marketing plan.

     The Company is pursuing its marketing plan in order to better promote the Company's various enterprises. The Board of Directors believes that adoption of the Amendment, along with the implementation of the Company's overall marketing plan, will enhance the Company's marketability of its products and services in its out-of-home media, broadcasting, and sports entertainment businesses.

     SECOND AMENDMENT - INCREASE OF COMPANY'S AUTHORIZED CAPITAL

     The Company's Board of Directors, at its September 19, 1996 meeting, found it advisable to effect a two for one stock split ("Stock Split") of the Corporation's outstanding Common Stock and Class B Common Stock, and authorized the effectuation of the Stock Split by way of a share dividend under which one additional share of Common Stock would be issued for each share of Common Stock issued and outstanding, and one additional share of Class B Common Stock would be issued for each share of Class B Common Stock issued and outstanding. In order to provide sufficient authorized capital to effectuate the Stock Split, the Company's Board of Directors also found the increase of the Company's authorized capital of Class B Common Stock to be advisable, and approved the amendment of Article Fourth of the Company's Third Restated Certificate of Incorporation to read in full as follows:

          FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is SIXTY-ONE MILLION FOUR HUNDRED SIX THOUSAND FIVE HUNDRED TEN (61,406,510), divided into two (2) classes as follows: (i) Fifty Million (50,000,000) shares of Common Stock with a par value of One Cent ($.01) per share (the "Common Stock"); and (ii) Eleven Million Four Hundred Six Thousand Five Hundred Ten (11,406,510) shares of Class B Common Stock with a par value of One Cent ($.01) per share (the "Class B Common Stock").

     Shareholder consent to the adoption of the Amendment will effect only an increase in the Company's authorized capital. As a practical matter, however, final adoption of the Amendment will allow the Company to proceed with the Stock Split by authorizing the minimum amount of Class B Common Stock necessary to effect the Stock Split, under which the Company will issue one share of Common Stock for each share of Common Stock issued and outstanding as of October 4, 1996, and one share of Class B Common Stock for each share of Class B Common Stock issued and outstanding as of October 4, 1996. The Stock Split will be effected on October 15, 1996.

     The Company is effecting the Stock Split in order to reduce the relatively high per share value of its Common Stock on the American Stock Exchange. The Board of Directors believes that adoption of the Amendment will enhance the marketability of the Company's Common Stock on the open market by making the Common Stock more readily available for purchase by a larger number of investors.

SHARE OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information, including the beneficial ownership of shares of Common Stock and Class B Common Stock as of August 15, 1996, with respect to (i) the Company's current directors and executive officers, (ii) persons known to the Company to beneficially own more than five (5) percent of the outstanding Common Stock, and (iii) by the directors and executive officers of the Company as a group.


----------------------------------------------------------------------------------------------
  Name, Age and                              Shares of the Company's Common Stock
  Principal Occupation                       and Class B Common Stock and Percent
  During Past Five Years                     of Class Beneficially Owned (1)
----------------------------------------------------------------------------------------------
                                                                       CLASS B
                                       COMMON STOCK      PERCENT     COMMON STOCK      PERCENT
                                       ------------      -------     ------------      -------
Barry A. Ackerley, 62                  5,431,438 (2)      54.8%      5,641,217 (2)      99.4%
Chairman and Chief Executive
Officer of the Company;
Company Director since 1975

Gail A. Ackerley, 58                   5,431,438 (3)      54.8%      5,641,217 (3)      99.4%
Chairman of Ackerley Corporate
Giving (Company's charitable
activities);
Company Director since 1995

Richard P. Cooley, 72                      1,770            *             -0-             *
Retired, Chairman (1988-April 1994)
and Chief Executive Officer (1988-
1991), Seattle-First National
Bank; director, PACCAR, Inc.;
director, Egghead Software Inc.;
Company Director since 1995

M. Ian G. Gilchrist, 47                     200             *            -0-              *
Managing Director (May 1995 -
present), Salomon Brothers Inc.
Managing Director (February 1991-
May 1995), CS First Boston
Corporation (investment banking -
media/telecommunications);
Company Director since 1995

Michel C. Thielen, 62                       200             *             -0-             *
President, MCT Thielen and
Associates (advertising agency);
Vice President, Executive Wings,
Inc. (airport operations company);
Company Director since 1979

William N. Ackerley, 36                   11,715            *         10,074 (4)          *
President and Chief Operating
Officer of the Company

Denis M. Curley, 49                          1              *             -0-             *
Executive Vice President and
Chief Financial Officer,
Treasurer and Secretary
of the Company

Keith W. Ritzmann, 44                       401             *             100             *
Vice President and Controller
of the Company


                                        4



----------------------------------------------------------------------------------------------
  Name, Age and                              Shares of the Company's Common Stock
  Principal Occupation                       and Class B Common Stock and Percent
  During Past Five Years                     of Class Beneficially Owned (1)
----------------------------------------------------------------------------------------------
                                                                       CLASS B
                                       COMMON STOCK      PERCENT     COMMON STOCK      PERCENT
                                       ------------      -------     ------------      -------

Gabelli Funds, Inc. (5% shareholder)     1,053,650        10.6%           -0-             *
One Corporate Center
Rye, NY 10580

All Directors and Executive              5,445,725        55.0%        5,651,391        99.5%
Officers as a group (8 persons)


---------------
(1) Unless otherwise indicated, represents shares over which each nominee exercises sole voting or investment power.
(2) Barry Ackerley and Gail Ackerley are husband and wife. Includes 3,632 shares of Common Stock and 132 shares of Class B Common Stock held by Gail
     A. Ackerley, of which Mr. Ackerley disclaims beneficial ownership.
(3) Barry Ackerley and Gail Ackerley are husband and wife. The amount shown includes 5,427,806 shares of Common Stock and 5,641,085 shares of Class B Common Stock held by Barry A. Ackerley, of which Mrs. Ackerley disclaims beneficial ownership.
(4) Includes 5,620 shares of Class B Common Stock held by his minor children, for which William Ackerley exercises sole voting and investment power as custodian under the Washington Uniform Transfer to Minor Act.
*    Indicates amounts equal to less than 1% of the outstanding shares.


                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     The Company has not received from any shareholder of the Company, as of the date of this Information Statement, any other proposal to be presented to the Company's shareholders.


                                   By Order of the Board of Directors,





                                   -----------------------------------
                                   DENIS M. CURLEY
Seattle, Washington                Executive Vice President and Chief
October 1, 1996                    Financial Officer, Treasurer and Secretary


                                        5